Exhibit 10.1
Amendment 1 to the
DTE Energy Company Executive Severance Allowance Plan
(Effective July 1, 2022)

Recitals

As authorized by resolutions adopted by the DTE Energy Benefit Plan Administration Committee on September 10, 2025, the DTE Energy Company Executive Severance Allowance Plan (Amended and Restated Effective July 1, 2022) (the “Plan”) is amended as follows, effective immediately:

Plan Amendment

1.    Section 1.4A of the Plan is added to read as follows:

    1.4A “CEO” means the Chief Executive Officer of DTE Energy Company.

2.    Section 3.1 of the Plan is amended in its entirety to read as follows:

3.1    Basic Benefit. A Participant will receive the benefit amount determined under the following schedule, based on the Participant's period of employment in a Group 5 or higher position (the number of whole years of service from the Participant's Service Date to the Participant's Severance Date) and the Participant's Base Pay as of the Severance Date:

For Participants other than the CEO

Years of service are	Basic Benefit is
Less than 2 years	50% of Base Pay
2 or more years	100% of Base Pay

For Participant who is the CEO

Years of service are	Basic Benefit is
Any	200% of Base Pay

3.    Section 3.2 of the Plan is amended in its entirety to read as follows:

3.2    Supplemental Benefits.

    (a)    COBRA for Participants other than the CEO. A Participant has the choice of:
        (1)    Option a.1 -- payment by the Company of 12 months of COBRA continuation coverage premiums for coverage for the Participant (and the Participant's eligible covered dependents, if applicable) under the Health Plan if the Participant timely elects COBRA continuation coverage under the Health Plan, with the period for which COBRA continuation coverage premiums are paid by the Company running concurrently with the 18-month
COBRA continuation coverage
Amendment 1 to the DTE Energy Company Executive Severance Allowance Plan (Effective July 1, 2022)
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period to which the Participant (and the Participant's eligible covered dependents, if applicable) is entitled; or

        (2)    Option a.2 -- a lump sum payment equal to one month of COBRA continuation coverage premiums for the Health Plan coverage in effect for the Participant and the Participant's eligible covered dependents on the Severance Date, multiplied by 12.

A Participant who timely elects COBRA continuation coverage under the Health Plan will be treated as having elected Option a.1, above. A Participant who wishes to elect Option a.2 may notify the Company in writing before the end of the COBRA election period, and before electing COBRA continuation coverage, that the Participant elects Option a.2. A Participant who has not elected COBRA by the end of the COBRA election period and who has not notified the Company of the Participant's election of Option a.2 will be treated as having elected Option a.2.

(b)    COBRA for Participant who is the CEO. A Participant has the choice of:

        (1)    Option b.1 -- (I) payment by the Company of 18 months of COBRA continuation coverage premiums for coverage for the Participant (and the Participant's eligible covered dependents, if applicable) under the Health Plan, if the Participant timely elects COBRA continuation coverage under the Health Plan, with the period for which COBRA continuation coverage premiums are paid by the Company running concurrently with the 18-month COBRA continuation coverage period to which the Participant (and the Participant's eligible covered dependents, if applicable) is entitled, plus (II) a lump sum payment equal to one month of COBRA continuation coverage premiums for the Health Plan coverage in effect for the Participant and the Participant's eligible covered dependents on the Severance Date, multiplied by 6; or

        (2)    Option b.2 -- a lump sum payment equal to one month of COBRA continuation coverage premiums for the Health Plan coverage in effect for the Participant and the Participant's eligible covered dependents on the Severance Date, multiplied by 24.

A Participant who timely elects COBRA continuation coverage under the Health Plan will be treated as having elected Option b.1, above. A Participant who wishes to elect Option b.2 may notify the Company in writing before the end of the COBRA election period, and before electing COBRA continuation coverage, that the Participant elects Option b.2. A Participant who has not elected COBRA by the end of the COBRA election period and who has not notified the Company of the Participant's election of Option b.2 will be treated as having elected Option b.2.

(c)    Outplacement Assistance For All Participants. A Participant has a choice of
Amendment 1 to the DTE Energy Company Executive Severance Allowance Plan (Effective July 1, 2022)
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(1)    Option c.1 -- External outplacement assistance for up to six months after the Severance Date, with the provider and level of assistance determined by the Company; or
(2)    Option c.2 -- A lump sum payment of the cash equivalent value of the external outplacement assistance services under Option c.1, as determined by the Company.

A Participant must elect benefits under Option c.1 or Option c.2 in writing in a manner acceptable to the Company.

4.    Sections 3.3(b)-(e) of the Plan are amended in their entirety to read as follows:

(b)    Supplemental Benefits under Sections 3.2(a)(2), (b)(2), and (c)(2), and the lump sum payment under Section 3.2(b)(1)(II), will be paid no later than March 15 of the calendar year following the calendar year that includes the Severance Date.

(c)    All payments of Basic Benefits and Supplemental Benefits under Sections 3.2(a)(2), (b)(2), and (c)(2), and the lump sum payment under Section 3.2(b)(1)(II), are subject to any withholding permitted or required by Federal, State or local law.

(d)    If a Participant dies after executing a Severance Agreement but before payment of a Basic Benefit or Supplemental Benefits under Sections 3.2(a)(2), (b)(2), and (c)(2), and the lump sum payment under Section 3.2(b)(1)(II), the payment will be made to the Participant's Beneficiary in a single lump-sum within 30 calendar days following notice to the Company of the Participant's death.

(e)    If a Participant dies before all Supplemental Benefits required under Section 3.2(a)(1) or Section 3.2(b)(1)(I) (as applicable) have been provided, the Supplemental Benefits will continue on behalf of the Participant's qualified beneficiaries (if they have COBRA continuation coverage under the Health Plan at the time of the Participant's death) for the period required under Section 3.2(a)(1) or Section 3.2(b)(1)(I) (as applicable).

This Amendment is executed on behalf of the Committee by its Chairperson, as authorized by the Committee’s consent resolutions.

By: /s/Diane M. Antishin______________
Diane M. Antishin
Sr. Vice President, Human Resources
Amendment 1 to the DTE Energy Company Executive Severance Allowance Plan (Effective July 1, 2022)
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